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IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ & MZ
IDS Life Flexible Annuity
Registration Number 33-4173/811-3217

EXHIBIT INDEX

Exhibit  9       Opinion of Counsel

Exhbit  10       Consent of Independent Auditors